EXHIBIT 10.18

CVS CORPORATION

1996 DIRECTORS STOCK PLAN

(as amended and restated November 5, 2002)

1.                                       PURPOSE

The purpose of this Plan is to afford present and future Directors of CVS Corporation (the “Company”) an opportunity to secure a stock ownership in the Company, thereby encouraging them to acquire a direct and long term interest in the growth and prosperity of the Company and to have the outlook and consideration of an owner of the Company.  This Plan also permits the Company to compete with other organizations offering similar plans in attracting and retaining the services of Directors of exceptional talent who are able to make important contributions to the Company’s success.

2.                                       ADMINISTRATION OF THE PLAN

This Plan shall be administered by the Company’s Board of Directors (the “Board”). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with regard to the selection of individual Directors to receive stock grants under the Plan.  The Board’s interpretation of the terms and provisions of this Plan shall be final and conclusive.  The Board may authorize an appropriate officer or officers of the Company to execute, on behalf of the Company, such agreements and other instruments as may be necessary to implement this Plan.

3.                                       ELIGIBILITY

Participation will be limited to individuals who are Eligible Directors as defined herein.  Eligible Director shall mean a Director of the Company who at the relevant time is not, and, solely for purposes of Section 5, has not been within the one year period immediately preceding such time, an employee of the Company or its subsidiaries or otherwise eligible for selection to participate (on a discretionary basis) in any plan of the Company or its subsidiaries that entitles the participant therein to acquire stock, stock options or stock appreciation rights of the Company or its subsidiaries.

4.                                       SHARES SUBJECT TO THE PLAN

(a)                                Subject to the adjustments made pursuant to paragraph (c) of this Section 4, the aggregate number of shares of Common Stock, $.01 par value, of the Company (“Stock”) which may be issued under the Plan shall be 346,460 (after giving effect to the Company’s June 1998 stock split).

(b)                               Any shares of Stock to be delivered under the Plan shall be made available from newly issued shares of Stock or from shares of Stock reacquired by the Company, including such shares purchased in the open market.

(c)                                  In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend or other special, large, and non-recurring non-cash dividend, or other change in corporate structure affecting the Stock, the aggregate number of shares of Stock which may be issued under the Plan, the number of shares automatically granted under the first and second sentences of Section 5, and the number of shares of Stock subject to the later issuance by reason of previous deferral of payment shall be increased or decreased proportionately, as the case may be; provided, said number of shares already has been adjusted to reflect the Company’s June 1998 stock split.

5.                                       ANNUAL STOCK GRANTS

Effective as of the end of each annual meeting of shareholders of the Company, each person who is an Eligible Director shall be granted an award of 1500 shares of Stock in respect of the preceding Award Year except that if the Eligible Director was not a Director of the Company for all of such Award Year, the size of the award shall be pro rated based on the number of months in such Award Year during which such Eligible Director was a Director of the Company.  If an

Eligible Director retires, resigns, dies or otherwise ceases to be a Director of the Company prior to the end of the annual meeting of shareholders of the Company, there shall be granted, effective as of the first day of the month after such person’s termination of service as an Eligible Director of the Company, an award of 125 shares of Stock for each month during the Award Year such person was an Eligible Director.  For purposes of this Section 5, a part of a month shall be treated as a month and an Award Year shall mean the period from the first day of the month after an annual meeting of shareholders of the Company to the beginning of the next annual meeting of shareholders of the Company.

6.                                       DIRECTOR STOCK COMPENSATION

(a)                                  Unless otherwise elected under paragraph 6(b) by an Eligible Director, the compensation of each Eligible Director shall be paid one-half in Stock and, unless otherwise elected under paragraph 6(b) by an Eligible Director, one-half in cash.  Compensation for this purpose means annual retainer fees, but shall not include supplemental retainer fees for committee chair positions and Board and committee meeting fees unless otherwise elected by the Eligible Director.

(b)                                 (i)                                     Each Eligible Director may elect in accordance with rules established by the Board and uniformly applied, to receive in Stock any part of such Eligible Director’s compensation otherwise payable in cash.  The number of shares of Stock to be issued in lieu of such cash shall be determined by dividing the average of the high and low sales price of the Company’s Common Stock on the date the cash is otherwise payable as reported on the Composite Tape for such day into the cash amount elected to be received in Stock.  Except to the extent deferred in accordance with paragraph 6(c), such number of shares shall be rounded down to the next whole number of shares.

(ii)                                  Each Eligible Director may elect, in accordance with rules established by the Board and uniformly applied, to receive all or part of such Eligible Director’s compensation in the form of stock options.  Each option shall be for a number of shares of Stock determined under a methodology adopted by the Board, shall have a term of 10 years, shall have an option price of at least 100% of the fair market value of a share of Stock (determined by dividing the average of the high and low sales price of the Company’s Common Stock on the trading date prior to the date of the option grant), and shall have such other terms and conditions that are established by the Board.

(c)                                  (i)                                     Each Eligible Director may elect to defer the receipt of shares otherwise currently payable to such Eligible Director under Sections 5 or 7 or paragraph 6(b)(i) of this Plan until such Eligible Director terminates service as a Director or such other date or event as permitted under rules established by the Board and uniformly applied.  In that event, such Eligible Director shall be granted an immediate award of share credits equal to the number of shares of Stock elected to be deferred, including fractional share credits to not less than three decimal places.

(ii)                                  As soon as practicable after an Eligible Director has ceased being a Director of the Company or such other date or event elected by an Eligible Director under paragraph 6(c)(i), all awards shall be paid to the Eligible Director or, in the case of the death of the Eligible Director, the Eligible Director’s designated beneficiary or beneficiaries or in the absence of a designated beneficiary, to the estate of the Eligible Director, in a single payment or installments as elected by the Eligible Director.

(iii)                               (A)                              In addition to the payment provided for in paragraph (c)(ii) of this Section 6, each Eligible Director (or beneficiary) entitled to payment under this paragraph 6(c) shall receive at the same time the dividend equivalent amounts calculated under subparagraph (B) below.

(B)                                The dividend equivalent amount is the number of additional share credits attributable to the number of share credits originally granted plus additional share credits previously calculated hereunder.  Such additional share credits shall be determined and credited as of each dividend payment date by dividing the aggregate cash dividends which would have been paid had share credits awarded or credited (but not yet paid) under this paragraph 6(c), as the case may be, been actual shares of Stock on the record date for such dividend by the market price per share of Stock on the dividend payment date.  For this purpose, the market price on any day shall be the average of the highest and lowest sales price of Stock as reported on the Composite Tape for such day, unless the Board determines that another procedure for determining market price would be more appropriate.  Fractional share credits shall be calculated to not less than three decimal places.

(iv)                              Payments pursuant to paragraphs (ii) and (iii) above shall be made in shares of Stock except that there shall be paid in cash the value of any fractional share.

7.                                       RETIREMENT BENEFITS CONVERSION

Each person who is an Eligible Director as of the end of the annual meeting of shareholders of the Company at which the Plan is approved shall have the right to elect within 30 days after such meeting on a form prescribed by the Company for such purpose to waive any and all rights under the Directors Retirement Plan and to receive in lieu of such rights a grant of shares of Stock.  Unless otherwise elected under paragraph 6(c) by an Eligible Director, such shares shall be delivered to such Eligible Director as soon as possible after the end of the 30 day election period.  The number of shares of Stock to be granted in lieu of an Eligible Director’s benefit rights under the Directors Retirement Plan shall be calculated by the Company’s actuarial consultants using assumptions that are reasonable and uniformly applied.

8.                                       DELIVERY OF SHARES; TRANSFER OF SHARES

No shares of Stock shall be delivered under the Plan until the requirements of such laws and regulations as may be deemed by the Board to be applicable thereto are satisfied.

9.                                       GENERAL PROVISIONS

(a)                                  Designation of Beneficiary.  Each Eligible Director may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written instrument of beneficiaries with the Board on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Eligible Director.

(b)                                 Nontransferability.

(i)                                     Except as may be permitted by paragraph 9(a) or paragraph 9(b)(ii), no right to receive Stock hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such alleged action shall be void and of no effect.

(ii)                                  The right to receive Stock pursuant to a deferral election made in accordance with paragraph 6(c) or an option granted pursuant to paragraph 6(b)(ii) may be transferred, without receipt of consideration by the transferor, during the lifetime of the Eligible Director to one or more transferees who are members of the Eligible Director’s immediate family or to a trust or other entity maintained for the benefit of such persons.  For this purpose “immediate family” means the Eligible Director’s spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren.

(c)                                No Segregation of Cash or Shares.  The Company shall not be required to segregate any cash or any shares of Stock which may at any time be represented by Stock grants, share credits or dividend equivalents.  No Eligible Director shall have voting or other rights with respect to shares of Stock prior to the delivery of such shares.  The Company shall not, by any provisions of this Plan, be deemed to be a trustee of any Stock or any other property, and the liabilities of the Company to any Eligible Director pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by the Plan, and no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

(d)                               Delaware Law to Govern.  All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware.

(e)                                  Withholding of Taxes.  The Company shall be authorized to withhold from any payment due under this Plan the amount of withholding taxes, if any, due in respect of an award or payment hereunder, unless other provisions satisfactory to the Company shall have been made for the payment of such taxes.

10.                                 AMENDMENTS, SUSPENSION OR DISCONTINUANCE

The Board of Directors may amend, suspend, or discontinue the Plan, but except as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 may not make any amendment which operates (a) to modify the class of persons who constitute Eligible Directors as defined in the Plan, (b) to increase the total number of shares of Stock available under the Plan, or (c) to extend the period during which awards may be granted under the Plan.

11.                                 TERMINATION

The Plan shall be effective as of the annual meeting of shareholders of the Company at which the shareholders approve the Plan.  No grant shall be made under the Plan after expiration of ten years from the date upon which the Plan is approved by vote of the shareholders.